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                                                                    Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of Regency Centers, L.P. of our reports dated January 23, 1998 relating to the financial statements of Pacific Retail Trust for the years ended December 31, 1997 and 1996 and dated February 9, 1996 relating to the financial statements of Pacific Retail Trust for the period from April 27, 1995 (Inception) to December 31, 1995, included in the Regency Centers, L.P. registration statement on Form S-4 (No. 333-63723). We also consent to the application of the report dated January 23, 1998 to the Financial Statement Schedule of Pacific Retail Trust for the year ended December 31, 1997, included in the Regency Centers, L.P. registration statement on Form S-4 (No. 333-63723) when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included this schedule. We also consent to the reference to us under the heading "Experts" in such Prospectus.

PricewaterhouseCoopers LLP
Dallas, Texas

February 19, 1999